Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Luminar Media Group, Inc., a Delaware corporation, does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the six months ended June 30, 2017, of Luminar Media group, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Luminar Media Group, Inc.

Dated:  August 21, 2017

/s/ Christopher Cook

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Christopher Cook

Chief Executive Officer